SUB-ITEM 77Q1(e)


INVESTMENT  SUB-ADVISORY
AGREEMENT SEI
INSTITUTIONAL INVESTMENTS
TRUST
AGREEMENT made as of this 26 day of
October, 2011 between SEI
Investments Management Corporation (the Adviser) and
J 0 Hambro Capital Management Limited (the
Sub-Adviser).

      WHEREAS, SE! Institutional Investments
Trust, a Massachusetts business trust (the
Trust), is registered as an open-end management investment company under the Investment Company
Act of 1940, as amended (the 1940 Act); and

      WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated June 14,
1996, as amended, (the Advisory Agreement) with the Trust, pursuant to which the Adviser acts as investment adviser to each series of the Trust set forth on Schedule A attached hereto (each a Fund, and collectively, the Funds), as such Schedule may be amended by mutual agreement of the parties hereto; and

      WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of a Fund, and the Sub-Adviser is willing to render such investment advisory services.

NOW, THEREFORE, the parties hereto agree as follows:

I.	Duties of the Sub-Adviser.  Subject to
supervision by the Adviser and the Trusts
Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of each Fund entrusted to it hereunder (the Assets), including the purchase, retention and disposition of the Assets, in accordance with the Funds investment objectives, policies and restrictions as stated in each Funds prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time
(referred to collectively as the
Prospectus), and subject to the following:

(a) The Sub-Adviser shall, in
consultation with and subject to the
direction of the Adviser, determine
from time to time what Assets will be
purchased, retained or sold by a
Fund, and what portion of the Assets
will be invested or held uninvested
in cash.

(b) In the performance of its duties and obligations under this Agreement, the
Sub-Adviser shall act in conformity
with the Trusts Declaration of Trust
(as defined herein), Prospectus,
Compliance Policies and Procedures and
with the instructions and directions
of the Adviser and of the Board of
Trustees of the Trust and will conform
to and comply with the requirements of
the 1940 Act, the Internal Revenue
Code of 1986 (the Code), and all other
applicable federal and state laws and
regulations, as each is amended from
time to time.

(c)	The Sub-Adviser shall determine the
Assets to be purchased or sold by a
Fund as provided in subparagraph (a)
and will place orders with or through
such persons, brokers or dealers to
carry out the policy with respect to
brokerage set forth in a Funds
Prospectus or as the Board of
Trustees or the Adviser may direct
from time to time, in
conformity with all federal securities
laws. In executing Fund transactions
and selecting brokers or dealers, the
Sub-Adviser will use its best efforts
to seek on behalf of each Fund the
best overall terms available. In
assessing the best overall terms
available for






any transaction, the Sub-Adviser shall
consider all factors that it deems
relevant, including the breadth of the
market in the security, the price of
the security, the financial condition
and execution capability of the broker
or dealer, and the reasonableness of
the commission, ifany, both for the
specific transaction and on a
continuing basis.  In
evaluating the best overall terms
available, and in selecting the broker-
dealer to execute a particular
transaction, the Sub-Adviser may also
consider the brokerage and research
services provided (as those terms are
defmed in Section 28(e) of the
Securities Exchange Act of 1934 (the
Exchange Act)). Consistent with any
guidelines established by the Board of
Trustees of the Trust and Section 28(e)
of the Exchange Act, the Sub-Adviser is
authorized to pay to a broker or dealer
who provides such brokerage and
research
services a commission for executing a
portfolio transaction for a Fund which
is in excess of the amount of
commission another broker or dealer
would have charged for effecting that
transaction if, but only if, the Sub-
Adviser determines in good faith that
such commission was reasonable in
relation to the value of the brokerage
and research services provided by
such broker or dealer -viewed in
terms of that particular transaction
or in terms of the overall
responsibilities of the Sub-Adviser to
its discretionary clients, including a
Fund.  In addition, the Sub-Adviser
is authorized to allocate purchase and
sale orders for securities to brokers
or dealers (including brokers and
dealers that are affiliated with the
Adviser, Sub-Adviser or the Trusts
principal underwriter)  if the Sub-
Adviser believes that the quality of
the transaction and the commission are
comparable to what they would be with
other qualified firms.  In no
instance, however, will a Funds Assets
be purchased  from or sold to the
Adviser,  Sub-Adviser, the Trusts
principal underwriter, or any
affiliated person of either the Trust,
Adviser, the Sub-Adviser or the
principal underwriter, acting as
principal in the transaction, except
to the extent permitted by the
Securities and Exchange Commission
(SEC) and the  1940 Act.

(d)	The Sub-Adviser shall maintain all
books and records with respect to
transactions involving the Assets
required by subparagraphs (b)(5),
(6), (7), (9), (10) and (11) and
paragraph (f) of Rule 3 la-1 under
the 1940 Act. The Sub-Adviser shall
keep the books and records relating
to the Assets required to be
maintained by the Sub-Adviser under
this Agreement and shall timely furnish
to the Adviser all information relating
to the Sub Advisers services under
this Agreement needed by the Adviser to
keep the other books and records of a
Fund required by Rule 3la-1 under the
1940 Act.  The Sub-Adviser agrees that
all records that it maintains on behalf
of a Fund are property of the Fund and
the Sub-Adviser will surrender promptly
to a Fund any of such records upon the
Funds request; provided, however, that
the Sub-Adviser may retain a copy of
such records. In addition, for the
duration of this Agreement, the Sub-
Adviser shall preserve for the periods
prescribed by Rule 31a-2 under the 1940
Act any such records as are required to
be maintained by it pursuant to this
Agreement, and shall transfer said
records to any successor sub-adviser
upon the termination of this Agreement
(or, if there is no successor sub-
adviser, to the Adviser).

(e)	The Sub-Adviser shall provide a Funds
custodian on each business day with
information relating to all
transactions concerning a Funds Assets
and shall provide the Adviser with such
information upon request of the
Adviser.

(f)		To the extent called for by
the Trusts Compliance Policies and
Procedures, or as reasonably requested
by a Fund, the Sub-Adviser shall
provide the Fund with information and
advice regarding Assets to assist the
Fund in determining the appropriate
valuation of such Assets.







(g) The investment management services
provided by the Sub-Adviser under this
Agreement are not to be deemed
exclusive and the Sub-Adviser shall be
free to render similar services to
others, as long as such services do not
impair the services rendered to the
Adviser or the Trust.

(h) The Sub-Adviser shall promptly notify the Adviser of any financial condition that is reasonably likely to impair the Sub-Advisers ability to fulfill its commitment under this Agreement.

(i) Except under the circumstances
set forth in subsection (ii),
the Sub-Adviser shall not be
responsible for reviewing proxy
solicitation materials or voting
and handling proxies in relation
to the securities held as Assets
in a Fund.  Ifthe Sub Adviser
receives  a misdirected proxy,
it shall promptly forward such
misdirected proxy to the
Adviser.

(ii)	The Sub-Adviser hereby
agrees that upon 60 days
written notice from the
Adviser, the Sub-Adviser shall
assume responsibility for
reviewing proxy solicitation
materials and voting proxies in
relation to the securities held
as Assets in a Fund. As of the
time the Sub-Adviser shall
assume such responsibilities
with respect to proxies under
this sub-section (ii), the
Adviser shall instruct the
custodian and other parties
providing services to a Fund to
promptly forward misdirected
proxies to the Sub-Adviser.

Gl	In performance  of its duties
and obligations under this Agreement,
the Sub-Adviser shall not consult
with any other sub-adviser to a Fund
or a sub-adviser to a portfolio that
is under common control with a Fund
concerning the Assets, except as
permitted by the policies and
procedures of a Fund.  The Sub-
Adviser shall not provide investment
advice to any assets of a Fund other
than the Assets.

(k)	On occasions when the Sub-Adviser
deems the purchase or sale of a
security to be in the best interest of
a Fund as well as other clients of the
Sub-Adviser, the Sub-Adviser may, to
the extent permitted by applicable law
and regulations, aggregate the order
for securities to be sold or
purchased. In such event, the Sub-
Adviser will allocate securities so
purchased or sold, as well as the
expenses incurred in the transaction,
in a manner the Sub-Adviser reasonably
considers to be equitable and
consistent with its fiduciary
obligations to a Fund and to such
other clients under the circumstances.

(l)	The Sub-Adviser shall provide to the
Adviser or the Board of Trustees such
periodic and special reports, balance
sheets or fmancial information, and
such other information with regard to
its affairs as the Adviser or Board of
Trustees may reasonably request. The
Sub-Adviser shall also furnish to the
Adviser any other information relating
to the Assets that is required to be
filed by the Adviser or the Trust with
the SEC or sent to shareholders under
the 1940 Act (including the rules
adopted thereunder) or any exemptive
or other relief that the Adviser or the
Trust obtains from the SEC.

To the extent permitted by law, the
services to be
furnished by the Sub-Adviser under
this Agreement
may be furnished through the medium
of any of the
Sub-Advisers partners, officers,
employees or
control affiliates; provided,
however, that the use
of such mediums does not relieve
the Sub-Adviser
from any obligation or duty under
this Agreement.







2. Duties of the Adviser.
The Adviser shall
continue to have responsibility for all
services to be provided to each Fund
pursuant to the Advisory
Agreement and shall
oversee and review the Sub Adviser s
performance of its duties under this
Agreement; provided, however, that in
connection with its management of the
Assets, nothing herein shall
be construed to
relieve the Sub-Adviser of
responsibility for
compliance with the Trusts Declaration of Trust (as defined herein), Prospectus,
Compliance Policies and Procedures, the
instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, the Code, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3.	Delivery of Documents. The Adviser has
furnished the Sub-Adviser with copies of each of the following documents:

(a)	The Trusts Agreement and Declaration
of Trust, as filed with the Secretary
of State of the Commonwealth of
Massachusetts (such Agreement and
Declaration of Trust, as in effect on
the date of this Agreement and as
amended from time to time, herein
called the Declaration of Trust);

(b)	By-Laws of the Trust (such By-Laws,
as in effect on the date of this
Agreement and as amended from time
to time, are herein called the By-
Laws); and

(c)	Prospectus of each Fund.

4.	Compensation to the Sub-Adviser. For the
services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in Schedule B which is attached hereto and made part of this Agreement. The fee will be calculated based on the average daily value of the Assets, excluding cash with respect to a Fund that is an equity fund, under the Sub-Advisers management and will be paid to the Sub-Adviser monthly. For the avoidance of doubt, notwithstanding the fact that the Agreement has not been terminated, no fee will be accrued under this Agreement with respect to any day that the value of the Assets under the Sub
Advisers management equals zero. Except as may otherwise be prohibited by law or regulation
(including any then current SEC staff
interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

5.	Indemnification. The Sub-Adviser shall
indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorneys fees and other related expenses) howsoever arising from or in connection with the performance of the Sub
Adviser s obligations under this Agreement;
provided, however, that the Sub-Advisers obligation under this Paragraph 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Adviser s own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

The Adviser shall indemnify and hold harmless the Sub-Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorneys fees and other related expenses) howsoever arising from or in connection with the performance of the Adviser s obligations under this Agreement; provided, however, that the Advisers obligation under this Paragraph 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Sub-Adviser, is caused by or is otherwise directly related to the Sub-Advisers own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

6.	Duration and Termination. This Agreement
shall become effective upon approval by the Trusts Board of Trustees and its execution by the parties hereto. Pursuant to the exemptive relief obtained in the SEC Order dated April 29, 1996, Investment Company Act
Release No. 21921, approval of the Agreement by a majority of the outstanding voting securities of a Fund is not required, and the Sub-Adviser acknowledges that it and any other sub-adviser so selected and approved shall be without the protection (if any) accorded by shareholder approval of an investment advisers receipt of compensation under Section 36(b) of the 1940 Act.

This Agreement shall continue in effect for
a period of more than two years from the
date hereof only so long as continuance is
specifically approved at least aunually in
conformance with the 1940 Act; provided,
however, that this Agreement may be
terminated with respect to a Fund
(a)	by the Fund at any time, without the
payment ofany penalty, by the vote of a
majority of Trustees of the Trust or by the
vote of a majority of the outstanding voting
securities of the Fund,
(b)	by the Adviser at any time, without the
payment of any penalty, on not more than 60 days nor less than 30 days written notice to the Sub-Adviser, or (c) by the Sub-
Adviser at any time, without the payment of any penalty, on 90 days written notice to the Adviser. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisory
Agreement with the Trust. As used in this Paragraph 6, the terms assignment and vote ofa majority of the outstanding voting securities shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

7.	Compliance Program of the Sub-Adviser.
The Sub-Adviser hereby represents and
warrants that:

(a)	in accordance with Rule 206(4)-7 under
the Investment Advisers Act of 1940,
as amended (the Advisers Act), the
Sub-Adviser has adopted and
implemented and will maintain written
policies and procedures reasonably
designed to prevent violation by the
Sub-Adviser and its supervised persons
(as such term is defined in the
Advisers Act) of the Advisers Act and
the rules the SEC has adopted under
the Advisers Act; and

(b)	to the extent that the Sub-Advisers
activities or services could affect a
Fund, the Sub Adviser has adopted and
implemented and will maintain written
policies and procedures that are
reasonably designed to prevent
violation of the federal securities
laws(as such term is defined in Rule
38a-1 under the 1940 Act) by the Funds
and the Sub-Adviser (the policies and
procedures referred to in this
Paragraph 7(b), along with the
policies and procedures referred to in
Paragraph 7(a), are referred to herein
as the Sub-Advisers Compliance
Program).

8.	Reporting of Compliance Matters.

(a)	The Sub-Adviser shall promptly
provide to the Trusts Chief
Compliance Officer (CCO) the
following documents:

(i)	copies of all SEC examination
correspondences, including
correspondences regarding books
and records examinations and sweep
examinations, issued during the
term of this Agreement, in
which the SEC identified any
concerns,






issues or matters (such
correspondences are commonly
referred to as deficiency
letters) relating to any aspect
of the Sub-Advisers investment
advisory business and the Sub
Advisers responses thereto;

(ii) a report of any material
violations of the Sub-Advisers
Compliance Program or any
material compliance matters(as
such term is defrned in Rule 38a
l under the 1940 Act) that have
occurred with respect to the Sub
Advisers Compliance Program;

(iii)	a report of any material changes
to the policies and procedures
that compose the Sub-Advisers
Compliance Program;

(iv)	a copy of the Sub-Advisers chief
compliance officers report (or
similar document( s) which serve
the same purpose) regarding his
or her annual review of the Sub
Advisers Compliance Program, as
required by Rule 206(4)-7 under
the Advisers Act; and

(v)	an arrnual (or more frequently as
the Trusts CCO may reasonably
request) representation
regarding the Sub-Advisers
compliance with Paragraphs 7 and
8 of this Agreement.

(b)	The Sub-Adviser shall also provide the
Trusts CCO with:

(i)	reasonable access to the testing,
analyses, reports and other
documentation, or summaries
thereof, that the Sub-Advisers
chief compliance officer relies
upon to monitor the effectiveness
of the implementation of the Sub
Advisers
Compliance Program; and

(ii)	reasonable access, during normal
business hours, to the Sub-
Advisers facilities for the
purpose of conducting pre-
arranged on-site compliance
related due diligence meetings
with personnel of the Sub-
Adviser.

9.	Governing Law. This Agreement shall be
governed by the internal laws of the
Commonwealth of Massachusetts, without
regard to conflict oflaw principles;
provided, however, that nothing herein
shall be construed as being inconsistent with the 1940 Act.

10.	Severability. Should any part of this
Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

11.	Notice. Any notice, advice or report to be
given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

To the Adviser at:
SEI Investments Management Corporation
One Freedom Valley Drive
Oaks, PA 19456
Attention: Legal Department



To the Trusts CCO at:
SEI Investments Management Corporation
One Freedom Valley Drive
Oaks, P19456
Attention: Russ Emery

To the Sub-Adviser at:
J 0 Hambro Capital Management Limited
Ground Floor, Ryder Court
14 Ryder Street London
SWIY 6QB UK
Attention: Helen Vaughan

12.	Noncompete  Provisions.

(a)	The Sub-Adviser hereby agrees that the
Sub-Adviser will:

(i)	waive enforcement of any
noncompete agreement or other
agreement or arrangement to which
it is currently a party that
restricts, limits, or otherwise
interferes with the ability of
the Adviser to employ or engage
any person or entity to provide
investment advisory or other
services and will transmit to any
person  or entity notice of such
waiver as may be required to give
effect to this provision; and

(ii)	not become a party to any
noncompete agreement or other
agreement or arrangement that
restricts, limits or otherwise
interferes with the ability of
the Adviser to employ or engage
any person or entity to provide
investment advisory or other
services.

(b)	Notwithstanding any termination of this
Agreement, the Sub-Advisers
obligations under this Paragraph 12
shall survive.

13.	Amendment of Agreement. This Agreement may
be amended only by written agreement of the Adviser and the Sub-Adviser and only in accordance with the provisions of the 1940
Act and the rules and regulations
promulgated thereunder.

14.	Entire Agreement. This Agreement embodies
the entire agreement and understanding
between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreements subject matter.
This Agreement may be executed in any
number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

In the event the terms of this Agreement are applicable to more than one portfolio of the Trust (for purposes of this Paragraph 14, each a Fund), the Adviser is entering into this Agreement with the Sub-Adviser on behalfof the respective Funds severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Fund as ifcontained in separate agreements between the Adviser and Sub-Adviser for each such Fund. In the event that this Agreement is made applicable to any additional Funds by way of a Schedule executed subsequent to the date first indicated above, provisions of such Schedule shall be deemed to be incorporated into this Agreement as it relates to such Fund so that, for example, the execution date for purposes of Paragraph 6 of this Agreement with respect to such Fund shall be the execution date of the relevant Schedule.

15.	Miscellaneous.

(a)	A copy of the Declaration of Trust is on
file with the Secretary of State of the
Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of a Fund or the Trust.

(b)		Where the effect ofa requirement of the
1940 Act or Advisers Act reflected in
any provision of this Agreement is
altered by a rule, regulation or order
of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

B SEI Investments Management Corporation
JO Hambro Capital management Limited
By:
___/s/ Aaron C. Buser______________

By:
____/s/ Ellen Needham_________________

Name:
___/s/ Aaron C. Buser______________

Name:
____/s/ Ellen Needham_________________

Title:
___Vice President____________________

Title:
____President
_________________


By:
___/s/ Suzy Neubort_____________

By:
____/s/ Ellen Needham_________________

Name:
___/s/ Suzy Neubort______________

Name:
____/s/ Ellen Needham_________________

Title:
___ Director_______________

Title:
____President
_________________






T


Schedule A to the
Sub-Advisory  Agreement
between
SEI Investments Management
Corporation and
J 0 Hambro Capital
Management  Limited
as of the 26th day of October 2011
SEI INSTITUTIONAL INVESTMENTS
TRUST

World Equity Ex-US Fund
Emerging Markets Equity
Fund




Schedule B to
the
Sub-Advisory
Agreement between
SEI Investments Management
Corporation and
J 0 Ham bro Capital
Management Limited As of
October 26, 2010., as amended
July l, 2014
Pursuant to Paragraph 4, the Adviser
shall
pay the Sub-Adviser compensation at an
annual
rate as follows:

SEI Institutional Investments Trust

[REDACTED]

SEI Investments Management Corporation
JO
Hambro Capital management Limited
By:
___/s/ Aaron C. Buser______________

By:
____/s/ Ellen Needham_________________

Name:
___/s/ Aaron C. Buser______________

Name:
____/s/ Ellen Needham_________________

Title:
___Vice President____________________

Title:
____President
_________________


By:
___/s/ Suzy Neubort_____________

By:
____/s/ Ellen Needham_________________

Name:
___/s/ Suzy Neubort______________

Name:
____/s/ Ellen Needham_________________

Title:
___ Director_______________

Title:
____President
_________________